Exhibit 99

FOR IMMEDIATE RELEASE                                                                                                                                                                                             NEWS
August 7, 2007                                                                                                                                                                         Amex – NGS

NATURAL GAS SERVICES GROUP ANNOUNCES A 120% INCREASE IN DILUTED EARNINGS PER SHARE ON A 14% INCREASE IN REVENUE FOR THE THREE MONTHS ENDED JUNE 30, 2007

83% Increase In Net Income For The Six Months Ended June 30, 2007 to $5.3 Million
18% Increase In Total Revenue For The Six Months Ended June 30, 2007 to $34.3 Million

MIDLAND, Texas, August 7, 2007– Natural Gas Services Group, Inc. (AMEX:NGS), a leading provider of equipment and services to the natural gas  industry, announces its financial results for the second quarter and six months ended June 30, 2007.

(in thousands of dollars, except per share amounts)	Three Months Ended June 30,		Change	Six Months Ended June 30,		Change
	2006	2007		2006	2007
	(unaudited)			(unaudited)

Revenue	$15,458	$17,624	14%	$29,036	$34,336	18%
Operating income	$1,912	$4,134	116%	$4,965	$8,337	68%
Net income	$1,208	$2,646	119%	$2,904	$5,327	83%
EPS (Basic)	$0.10	$0.22	120%	$0.27	$0.44	63%
EPS (Diluted)	$0.10	$0.22	120%	$0.27	$0.44	63%
EBITDA	$3,711	$6,308	70%	$8,171	$12,580	54%
Weighted avg. shares outstanding:
Basic	11,947	12,063		10,812	12,065
Diluted	12,038	12,091		10,882	12,087

Revenue: Total revenue increased from $15.5 million to $17.6 million, or 14%, for the three months ended June 30, 2007, compared to the same period ended June 30, 2006. This increase was the result of a 30% growth in rental revenue and 5% higher sales revenue.  Total revenues for the comparable six-month periods increased 18%, or $5.3 million. This increase was the result of 30% higher rental revenue and 12% greater sales revenue.

Operating income:  Operating income increased from $1.9 million to $4.1 million, or 116%, for the three months ended June 30, 2007, compared to the same period ended June 30, 2006.  Operating income increased from $5.0 million to $8.3 million, or 68%, for the six months ended June 30, 2007 compared to the same period ended June 30, 2006.  Growth in operating income benefited primarily from the appreciably higher compressor sales gross margins achieved in the comparable quarterly and year-to-date periods.

Net Income:  Net income for the three months ended June 30, 2007, increased 119% to $2.6 million, as compared to net income of $1.2 million for the same period in 2006. Net income for the first half of 2007 increased 83% to $5.3 million, as compared to net income of $2.9 million for the same period in 2006.  The increase for the first six months of 2007 was mainly the result of increased operating income, lower interest expense on bank debt, and a higher interest received on our short-term investments.

EBITDA:  EBITDA (see discussion of EBITDA at the end of this release) increased 70% to $6.3 million for the second quarter ended June 30, 2007, versus $3.7 million for the same period in 2006, and grew 54% for the comparable half-year periods.

Earnings per Share:  Earnings per diluted share were $0.22 during the three months ending June 30, 2007 as compared to $0.10 during the same 2006 period, a 120% increase.  Comparing the first six months of 2006 versus 2007, our earnings per diluted share grew from $0.27 to $0.44, or 63%.

Steve Taylor, President and CEO of Natural Gas Services Group, Inc. said, “We experienced 4-5% rental revenue growth per quarter year-to-date which is in-line with our expectations that the year would be back-end loaded. Simultaneously we were able to gain market share in our rental segment and saw excellent revenue and gross margin strength in our compressor sales business. I am very pleased with our performance this quarter and year-to-date and anticipate higher levels of activity the rest of the year.”

The Company has scheduled a conference call Tuesday, August 7, 2007 at 11:00 a.m., Central Daylight Time, to discuss 2007 Second Quarter and Six Months Financial Results.

What:  Natural Gas Services Group, Inc. 2007 Second Quarter and Six Months Financial Results Conference Call

When: Tuesday, August 7, 2007 at 11:00 a.m. CST

How:  Live via phone by dialing 800-624-7038.  Code: Natural Gas Services.  Participants to the Conference call should call in at least 5 minutes prior to the start time.

Steve Taylor, President and CEO of Natural Gas Services Group, Inc. will be leading the call and discussing second quarter and six months financial results.

About Natural Gas Services Group, Inc. (NGS)
NGS is a leading provider of small to medium horsepower, wellhead compression equipment to the natural gas industry with a primary focus on the non-conventional gas industry, i.e., coalbed methane, gas shales and tight gas. The Company manufactures, fabricates, rents and maintains natural gas compressors that enhance the production of natural gas wells. The Company also designs and sells custom fabricated natural gas compressors to particular customer specifications and sells flare systems for gas plant and production facilities. NGS is headquartered in Midland, Texas with manufacturing facilities located in Tulsa, Oklahoma, Lewiston, Michigan and Midland, Texas and service facilities located in major gas producing basins in the U.S.

For More Information, Contact:  Jim Drewitz, Investor Relations
530-669-2466
jim@jdcreativeoptions.com

Or visit the Company's website at www.ngsgi.com

“EBITDA” reflects net income or loss before interest, taxes, depreciation and amortization.  EBITDA is a measure used by analysts and investors as an indicator of operating cash flow since it excludes the impact of movements in working capital items, non-cash charges and financing costs.  Therefore, EBITDA gives the investor information as to the cash generated from the operations of a business.  However, EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America (“GAAP”), and should not be considered a substitute for other financial measures of performance.  EBITDA as calculated by NGS may not be comparable to EBITDA as calculated and reported by other companies. The most comparable GAAP measure to EBITDA is net income. The reconciliation of net income to EBITDA and gross margin is as follows:

(in thousands of dollars)	Three months ended June 30,		Six months ended June 30,
	2006	2007	2006	2007
Net income	$1,208	$2,646	$2,904	$5,327
Interest expense	423	298	923	598
Provision for income taxes	709	1,554	1,706	3,128
Depreciation and amortization	1,371	1,810	2,638	3,527
EBITDA	$3,711	$6,308	$8,171	$12,580
Other operating expenses	1,374	1,262	2,642	2,462
Other expense (income)	(428)	(364)	(568)	(716)
Gross margin	$4,657	$7,206	$10,245	$14,326

We define gross margin as total revenue less cost of sales (excluding depreciation and amortization expense).  Gross margin is included as a supplemental disclosure because it is a primary measure used by our management as it represents the results of revenue and cost of sales (excluding depreciation and amortization expense), which are key components of our operations.  Because we use capital assets, depreciation expense is a necessary element of our costs and our ability to generate revenue and selling, general and administrative expense is a necessary cost to support our operations and required corporate activities.  Management uses this non-GAAP measure as a supplemental measure to other GAAP results to provide a more complete understanding of our performance.  As an indicator of our operating performance, gross margin should not be considered an alternative to, or more meaningful than, net income as determined in accordance with GAAP.  Our gross margin may not be comparable to a similarly titled measure of another company because other entities may not calculate gross margin in the same manner.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause NGS’s actual results in future periods to differ materially from forecasted results.  Those risks include, among other things, the loss of market share through competition or otherwise; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which could cause a decline in the demand for NGS’s products and services; and new governmental safety, health and environmental regulations which could require NGS to make significant capital expenditures. The forward-looking statements included in this press release are only made as of the date of this press release, and NGS undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission.

NATURAL GAS SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share amounts)
(unaudited)
	December 31, 2006	June 30, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$4,391	$2,536
Short-term investments	25,052	24,102
Trade accounts receivable, net of doubtful accounts of $110	8,463	9,458
Inventory, net of allowance for obsolescence of $347	16,943	20,057
Prepaid expenses and other	321	428
Total current assets	55,170	56,581

Rental equipment, net of accumulated depreciation of $11,320 and $13,877, respectively	59,866	65,679
Property and equipment, net of accumulated depreciation of $3,679 and $4,249, respectively	6,714	6,539
Goodwill, net of accumulated amortization $325	10,039	10,039
Intangibles, net of accumulated amortization of $819 and $981, respectively	3,650	3,488
Other assets	113	68
Total assets	$135,552	$142,394

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$3,442	$3,378
Current portion subordinated notes-related parties	1,000	1,000
Accounts payable	2,837	4,953
Accrued liabilities	2,077	2,931
Current portion of tax liability	1,056	1,524
Deferred income	225	689
Total current liabilities	10,637	14,475

Long-term debt, less current portion	12,950	11,261
Subordinated notes-related parties, less current portion	1,000	—
Deferred income tax payable	9,764	9,806
Total liabilities	34,351	35,542

Stockholders Equity:
Common stock, 30,000 shares authorized, par value $0.01; 12,046 and 12,072 shares issued and outstanding, respectively	120	121
Additional paid-in capital	82,560	82,883
Retained earnings	18,521	23,848
Total stockholders’ equity	101,201	106,852
Total liabilities and stockholders’ equity	$135,552	$142,394

NATURAL GAS SERVICES GROUP, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except earnings per share)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2006	2007	2006	2007
Revenue:
Sales, net	$9,636	$10,159	$17,629	$19,665
Service and maintenance income	262	243	540	509
Rental income	5,560	7,222	10,867	14,162
Total revenue	15,458	17,624	29,036	34,336

Operating costs and expenses:
Cost of sales, exclusive of depreciation stated separately below	8,402	7,292	14,121	13,962
Cost of service and maintenance, exclusive of depreciation stated separately below	206	137	397	324
Cost of rentals, exclusive of depreciation stated separately below	2,193	2,989	4,273	5,724
Selling expense	325	220	627	398
General and administrative expense	1,049	1,042	2,015	2,064
Depreciation and amortization	1,371	1,810	2,638	3,527
Total operating costs and expenses	13,546	13,490	24,071	25,999

Operating income	1,912	4,134	4,965	8,337

Other income (expense):
Interest expense	(423)	(298)	(923)	(598)
Other income	428	364	568	716
Total other income (expense)	5	66	(355)	118

Income before provision for income taxes	1,917	4,200	4,610	8,455

Provision for income taxes	709	1,554	1,706	3,128

Net income	1,208	2,646	2,904	5,327

Earnings per share:
Basic	$0.10	$0.22	$0.27	$0.44
Diluted	$0.10	$0.22	$0.27	$0.44
Weighted average shares outstanding:
Basic	11,947	12,063	10,812	12,065
Diluted	12,038	12,091	10,882	12,087

NATURAL GAS SERVICES GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of dollars)
(unaudited)

	Six Months Ended June 30,
	2006	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,904	$5,327
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,638	3,527
Deferred taxes	1,048	42
Employee stock options expensed	146	194
Gain on sale of property and equipment	—	(9)
Changes in current assets and liabilities:
Trade and other receivables	(55)	(995)
Inventory and work in progress	(2,860)	(3,114)
Prepaid expenses and other	175	(107)
Accounts payable and accrued liabilities	1,830	2,970
Current tax liability	—	468
Deferred income	(103)	464
Other	5	4
NET CASH PROVIDED BY OPERATING ACTIVITIES	5,728	8,771

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(13,477)	(9,011)
Purchase of short-term investments	(38,988)	(2,050)
Redemption of short-term investments	5,700	3,000
Proceeds from sale of assets	—	34
NET CASH USED IN INVESTING ACTIVITIES	(46,765)	(8,027)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	838	—
Repayments of long-term debt	(7,732)	(2,753)
Repayments of line of credit	(1,081)	—
Proceeds from exercise of stock options and warrants	97	154
Proceeds from sale of stock, net of transaction costs	47,163	—
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	39,285	(2,599)

NET CHANGE IN CASH	(1,752)	(1,855)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,271	4,391
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,519	$2,536

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$879	$496
Income taxes paid	$658	$2,683